Exhibit 99.1

Lantern Pharma (Nasdaq: LTRN) Establishes Open-Medicine AI as a Separate Company to Commercialize and Expand Its Multi-Agent AI Co-Scientist Platform for the Transformation of Medicine

●	The Open-Medicine AI multi-agentic co-scientist platform represents the strategic evolution of withZeta.ai and is expanding into additional disease areas and modalities.
●	The creation of the new entity, signed commercial licenses, and Board approvals are consistent with the agreements entered into in connection with Lantern’s May financing.
●	Lantern Pharma has executed commercial licensing agreements with Open-Medicine AI granting access to Lantern’s withZeta.ai-related models, data, algorithms, and other assets and personnel.
●	The global AI drug discovery and development market is projected to exceed $10 billion by 2030, and Open-Medicine AI enters this market with a differentiated multi-agentic, highly curated platform built for real-world drug development rather than a general-purpose AI.

(BUSINESS WIRE) DALLAS – August 3, 2026 — Lantern Pharma Inc. (Nasdaq: LTRN), a clinical-stage AI-driven precision oncology company, today announced the formal creation of Open-Medicine AI (OMAI) and the execution of commercial licensing agreements between OMAI and Lantern Pharma. The agreements, which have received Lantern Pharma Board approval, are consistent with the framework outlined in Lantern’s most recent registered direct financing and establish the commercial operating structure for the multi-agentic AI co-scientist platform previously launched as withZeta.ai.

OMAI will continue to advance the multi-agentic architecture, first proven in oncology and rare cancer research, while expanding its application across broader disease areas. The formation of the entity and the licensing arrangements position OMAI for independent growth, while expanding value creation opportunities and preserving strategic alignment with Lantern Pharma’s clinical programs and shareholders.

“The creation of Open-Medicine AI and the execution of these licensing agreements mark a significant milestone,” said Panna Sharma, President and CEO of Lantern Pharma and Founder of Open-Medicine AI. “withZeta.ai demonstrated that a true multi-agentic co-scientist — specialized agents working in coordinated intelligence rather than a single model answering isolated questions — can dramatically compress research timelines and reduce the cost of generating hardened, actionable scientific insights. Open-Medicine AI takes that proven foundation and gives it the corporate structure, commercial licenses, and operational focus needed to scale across oncology and into additional complex disease areas.”

Lantern Launches Open-Medicine AI : From Idea to Medicine at the Speed of Insight

Lantern Pharma (Nasdaq: LTRN) Aug 3, 2026

AI Centers of Excellence in Dallas, Texas and Bengaluru, India

In the first quarter of 2026, Lantern established and staffed an AI Center of Excellence in Bengaluru, India. This center will serve as a core operational hub accelerating the development, refinement, and scaling of the Open-Medicine platform. The Bengaluru team will bring additional specialized talent to the existing team in Dallas (where Lantern is also headquartered). Both sites will focus on functional enhancements in multi-agent systems, computational biology modeling, knowledge engineering, and large-scale scientific curation — furthering Open-Medicine’s ability to deliver production-grade capabilities to researchers and institutions worldwide.

Market Need and Competitive Landscape

The global market for AI-enabled drug discovery and development tools is projected to exceed $10 billion by 2030, with oncology representing the largest therapeutic segment and compound annual growth rates above 30 percent. The underlying need is structural: traditional drug development remains slow, expensive, and poorly suited to the hundreds of rare and complex diseases that lack commercial scale under conventional models. Knowledge remains fragmented across literature, clinical trial databases, institutional archives, and individual expertise, while experimental iteration continues to consume months or years and hundreds of thousands to millions of dollars per cycle.

At the same time, major general-purpose AI companies — including Anthropic and OpenAI — have publicly signaled or begun developing platforms and tools aimed at scientific discovery and drug development. Their entrance validates the long-term importance of AI co-scientists while also highlighting the differentiation required for durable impact. While general models excel at broad reasoning and language, domain-specific multi-agentic systems grounded in curated ontologies, domain-specific computational tools, and disease-area expertise are required to deliver the precision, auditability, and scientific rigor demanded by drug development.

OMAI is uniquely positioned for differentiated value creation at this intersection. Built from the ground up for oncology and rare disease research and drug-development, the platform combines specialized agent roles, recursive investigation modes, living knowledge graphs, and production tools (including blood-brain barrier prediction, multi-omic analytics via ZetaOmics™, and generative chemistry capabilities). Its architecture is designed not merely to retrieve information but to generate, stress-test, and harden insights in a manner that mirrors how expert scientific teams actually work – iteratively, collaboratively and focused on actionable results.

Lantern Launches Open-Medicine AI : From Idea to Medicine at the Speed of Insight

Lantern Pharma (Nasdaq: LTRN) Aug 3, 2026

The May 2026 financing of Lantern Pharma’s registered direct was led by Empery Asset Management, LP and also included an existing institutional healthcare investor and Lantern Board members. Mr. Ryan Lane, CIO and founder of Empery Asset Management stated,

“At Empery, we continue to be impressed by the relevance and usefulness of the insights and results generated by withZeta.AI’s co-scientist platform. Among the various enterprise level agentic AI toolings we use, withZeta.AI continues to be our preferred platform for AI-assisted biopharma due diligence and research.”

Platform Foundation and Expansion Path

OMAI inherits the full multi-agentic system originally commercialized as withZeta.ai, including:

●	Coordinated specialist agents spanning medicinal chemistry, computational biology, clinical trial strategy, biomarkers & translational science, clinical oncology, and general research.
●	Three research modes (Explorer, Investigator, Reporter) that support rapid exploration through deep multi-source investigation to structured reporting.
●	Proprietary rare-cancer knowledge bases and ontologies covering hundreds of disease entities, biomarkers, clinical trials, and literature.
●	Expanding computational layers, including ZetaOmics™ for multi-omic analysis and continued development of parallel swarm intelligence capabilities.

While rare cancers remain a core component, OMAI’s roadmap includes systematic expansion into additional high-need disease areas – especially in collaboration with leading academic and commercial leaders – that experience the same challenges of fragmented knowledge, high failure costs, limited traditional investment and urgency of patient and disease management needs.

“Open-Medicine AI is built to change how medicines are discovered and developed globally, and as a separate company, to pursue dedicated funding and a valuation path distinct from Lantern’s clinical activity and operations.” – Panna Sharma, CEO & President of Lantern Pharma

About Lantern Pharma Inc.

Lantern Pharma Inc. (Nasdaq: LTRN) is a clinical-stage precision oncology company leveraging artificial intelligence and machine learning to transform cancer therapy development. The Company’s pipeline includes LP-184, LP-284, and LP-300. Lantern established an AI Center of Excellence in Bengaluru, India, in the first quarter of 2026 and has commercialized its multi-agentic AI capabilities through the platform now operating as Open-Medicine AI (OMAI).

Lantern Launches Open-Medicine AI : From Idea to Medicine at the Speed of Insight

Lantern Pharma (Nasdaq: LTRN) Aug 3, 2026

About Open-Medicine AI (OMAI)

Open-Medicine AI builds multi-agentic systems that do the work of a research team — generating novel insights, interrogating literature and data, and pressure-testing conclusions until they hold, all with transparent, auditable reasoning. The platform was built inside active drug development at Lantern Pharma, where its output and insights had to survive contact with real programs, real regulators, and real patients. Most discovery AI has never been held to that standard. Open-Medicine AI is planned to operate beyond rare cancers, across oncology and into other diseases where the science is hard and the answers are overdue.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among other things, statements relating to: future events or our future financial performance; the establishment of our Open-Medicine AI platform (formerly referred to as withZeta.ai) as a separate business entity and the anticipated benefits of such separation; the formation, re-branding and planned commercialization of our Open-Medicine AI platform; the planned development, design, capabilities, and commercial potential of the Open-Medicine AI platform, including the role of the Bengaluru AI Center of Excellence; our broader product, clinical, and platform roadmap, including future directions for Open-Medicine AI and the planned implementation of new features; the potential advantages of our Open-Medicine AI platform in identifying drug candidates, accelerating drug development, and generating revenue through software licensing and subscription models; the planned commercialization of Open-Medicine AI, and the expected market opportunity for AI co-scientist platforms; our intention to leverage artificial intelligence, machine learning and genomic data to streamline and transform the pace, risk and cost of oncology drug discovery and development; and estimates regarding potential markets and potential market sizes.

Any statements that are not statements of historical fact (including, without limitation, statements that use words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “model,” “objective,” “aim,” “upcoming,” “should,” “will,” “would,” or the negative of these words or other similar expressions) should be considered forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by the forward-looking statements, such as (i) the risk that we may not be able to secure sufficient future funding when needed and as required to advance and support our existing and planned development programs and operations, (ii) the risk that our Open-Medicine AI commercialization efforts may not generate the anticipated revenue or achieve the expected market adoption, (iii) the risk that implementation of our product development plans and new features for Open-Medicine AI may not be successful or may take longer than anticipated for development, completion, and release, (iv) the risk that no drug product based on our proprietary AI platforms has received FDA marketing approval or otherwise been incorporated into a commercial product, and (v) technical, scientific, regulatory, financial, competitive, and operational risks and those other factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 30, 2026.

You may access our Annual Report on Form 10-K for the year ended December 31, 2025 under the investor SEC filings tab of our website at www.lanternpharma.com or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this press release represent our judgment as of the date hereof, and, except as otherwise required by law, we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

Investor Relations Contact

Lantern Pharma Inc.

E-mail: ir@lanternpharma.com

Website: ir.lanternpharma.com

Phone: +1-972-277-1136

Lantern Launches Open-Medicine AI : From Idea to Medicine at the Speed of Insight

Lantern Pharma (Nasdaq: LTRN) Aug 3, 2026